Fifth Amended and Restated Establishment and Designation of Series of Shares

of Beneficial Interest, Par Value $0.01 Per Share, of

PIMCO Funds

WHEREAS, the shares of beneficial interest of PIMCO Funds (the “Trust”) are currently divided into 100 separate series and nine separate classes pursuant to the Fourth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest attached as Exhibit A hereto (“Old Designation”); and

WHEREAS, this Fifth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest is intended to: supersede and replace the Old Designation in its entirety; now therefore be it

RESOLVED, that the series of Shares of the Trust hitherto established and designated as follows:

PIMCO All Asset Fund

PIMCO All Asset All Authority Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Municipal Bond Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO CommoditiesPLUS® Strategy Fund

PIMCO CommodityRealReturn Strategy Fund®

PIMCO Credit Absolute Return Fund

PIMCO Diversified Income Fund

PIMCO Emerging Local Bond Fund

PIMCO Emerging Markets Bond Fund

PIMCO Emerging Markets Corporate Bond Fund

PIMCO Emerging Markets Currency Fund

PIMCO Emerging Markets Full Spectrum Bond Fund

PIMCO Extended Duration Fund

PIMCO Foreign Bond Fund (Unhedged)

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

PIMCO Global Advantage® Strategy Bond Fund

PIMCO Global Bond Fund (Unhedged)

PIMCO Global Bond Fund (U.S. Dollar-Hedged)

PIMCO Global Multi-Asset Fund

PIMCO GNMA Fund

PIMCO Government Money Market Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO High Yield Spectrum Fund

PIMCO Income Fund

PIMCO Inflation Response Multi-Asset Fund

PIMCO Investment Grade Corporate Bond Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term Credit Fund

PIMCO Long-Term U.S. Government Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration ESG Fund

PIMCO Low Duration Income Fund

PIMCO Moderate Duration Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Mortgage Opportunities Fund

PIMCO Multi-Strategy Alternative Fund

PIMCO Municipal Bond Fund

PIMCO National Intermediate Municipal Bond Fund

PIMCO New York Municipal Bond Fund

PIMCO Preferred and Capital Securities Fund

PIMCO RAE Fundamental Advantage PLUS Fund

PIMCO RAE Fundamental PLUS EMG Fund

PIMCO RAE Fundamental PLUS Fund

PIMCO RAE Fundamental PLUS International Fund

PIMCO RAE Fundamental PLUS Small Fund

PIMCO RAE Low Volatility PLUS EMG Fund

PIMCO RAE Low Volatility PLUS Fund

PIMCO RAE Low Volatility PLUS International Fund

PIMCO RAE Worldwide Long/Short PLUS Fund

PIMCO REALPATH® Income Fund

PIMCO REALPATH® 2020 Fund

PIMCO REALPATH® 2025 Fund

PIMCO REALPATH® 2030 Fund

PIMCO REALPATH® 2035 Fund

PIMCO REALPATH® 2040 Fund

PIMCO REALPATH® 2045 Fund

PIMCO REALPATH® 2050 Fund

PIMCO REALPATH® 2055 Fund

PIMCO Real Return Asset Fund

PIMCO Real Return Fund

PIMCO Real Return Limited Duration Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO Senior Floating Rate Fund

PIMCO Short Asset Investment Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO StocksPLUS® Absolute Return Fund

PIMCO StocksPLUS® Fund

PIMCO StocksPLUS® International Fund (Unhedged)

PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)

PIMCO StocksPLUS® Long Duration Fund

PIMCO StocksPLUS® Short Fund

PIMCO StocksPLUS® Small Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund IV

PIMCO Total Return ESG Fund

PIMCO TRENDS Managed Futures Strategy Fund

PIMCO Unconstrained Bond Fund

PIMCO Unconstrained Tax Managed Bond Fund

(each a “Fund” and collectively the “Funds”)

PIMCO Asset-Backed Securities Portfolio

PIMCO Emerging Markets Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Corporate Portfolio

PIMCO Long Duration Corporate Bond Portfolio

PIMCO Low Duration Portfolio

PIMCO Moderate Duration Portfolio

PIMCO Mortgage Portfolio

PIMCO Municipal Sector Portfolio

PIMCO Real Return Portfolio

PIMCO Short-Term Floating NAV Portfolio II

PIMCO Short-Term Floating NAV Portfolio III

PIMCO Short Asset Portfolio

PIMCO Short-Term Portfolio

PIMCO U.S. Government Sector Portfolio

(each a “Portfolio and collectively the “Portfolios”, and together with the Funds, the “Series”)

shall have the following special and relative rights:

1. (a) PIMCO Short Asset Investment Fund shall issue its shares of beneficial interest with respect to up to ten separate classes: Institutional Class, Class I-2, Class I-3, Class M, Administrative Class, Class D, Class A, Class C, Class R and Class T.

(b) PIMCO Government Money Market Fund shall issue its shares of beneficial interest with respect to up to nine separate classes: Institutional Class, Class I-2, Class M, Administrative Class, Class D, Class A, Class C, Class R and Class T.

(c) Each of PIMCO All Asset Fund, PIMCO CommodityRealReturn Strategy Fund®, PIMCO Foreign Bond Fund (U.S. Dollar-Hedged), PIMCO High Yield Fund, PIMCO High Yield Spectrum Fund, PIMCO Income Fund, PIMCO Low Duration Fund, PIMCO Mortgage Opportunities Fund, PIMCO Preferred and Capital Securities Fund, PIMCO Real Return Fund, PIMCO Short-Term Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® Fund, PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged), PIMCO StocksPLUS® Small Fund, PIMCO Total Return Fund, PIMCO TRENDS Managed Futures Strategy Fund and PIMCO Unconstrained Bond Fund shall issue its shares of beneficial interest with respect to up to nine classes of shares: Institutional Class, Class I-2, Class I-3, Administrative Class, Class D, Class A, Class C, Class R and Class T.

(d) Each of PIMCO California Municipal Bond Fund, PIMCO Global Advantage® Strategy Bond Fund, PIMCO Global Multi-Asset Fund, PIMCO National Intermediate Municipal Bond Fund and PIMCO Total Return Fund IV shall issue its shares of beneficial interest with respect to up to eight classes of shares: Institutional Class, Class I-2, Administrative Class, Class D, Class A, Class C, Class R and Class T.

(e) Each of PIMCO All Asset All Authority Fund, PIMCO CommoditiesPLUS® Strategy Fund, PIMCO Diversified Income Fund, PIMCO Emerging Local Bond Fund, PIMCO Emerging Markets Bond Fund, PIMCO Foreign Bond Fund (Unhedged), PIMCO Investment Grade Corporate Bond Fund, PIMCO Mortgage-Backed Securities Fund, PIMCO RAE Fundamental PLUS Fund, PIMCO RealEstateRealReturn Strategy Fund, PIMCO StocksPLUS® International Fund (Unhedged) and PIMCO StocksPLUS® Short Fund shall issue its shares of beneficial interest with respect to up to eight classes of shares: Institutional Class, Class I-2, Class I-3, Administrative Class, Class D, Class A, Class C and Class T.

(f) PIMCO Low Duration Income Fund shall issue its shares of beneficial interest with respect to up to seven classes of shares: Institutional Class, Class I-2, Class I-3, Class D, Class A, Class C and Class T.

(g) Each of PIMCO California Intermediate Municipal Bond Fund, PIMCO California Short Duration Municipal Income Fund, PIMCO Credit Absolute Return Fund, PIMCO Emerging Markets Currency Fund, PIMCO GNMA Fund, PIMCO High Yield Municipal Bond Fund, PIMCO Long-Term U.S. Government Fund, PIMCO New York Municipal Bond Fund, PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE Low Volatility PLUS Fund, PIMCO Senior Floating Rate Fund and PIMCO Unconstrained Tax Managed Bond Fund shall issue its shares of beneficial interest with respect to up to seven classes of shares: Institutional Class, Class I-2, Administrative Class, Class D, Class A, Class C and Class T.

(h) Each of PIMCO Emerging Markets Full Spectrum Bond Fund, PIMCO RAE Fundamental PLUS International Fund, PIMCO RAE Fundamental PLUS Small Fund, PIMCO RAE Low Volatility PLUS International Fund, PIMCO RAE Worldwide Long/Short PLUS Fund and PIMCO Real Return Limited Duration Fund shall issue its shares of beneficial interest with respect to up to seven classes of shares: Institutional Class, Class I-2, Administrative Class, Class D, Class A, Class C and Class R.

(i) Each of PIMCO Municipal Bond Fund and PIMCO Short Duration Municipal Income Fund shall issue its shares of beneficial interest with respect to up to six classes of shares: Institutional Class, Class I-2, Class D, Class A, Class C and Class T.

(j) PIMCO Global Bond Fund (U.S. Dollar-Hedged) shall issue its shares of beneficial interest with respect to up to six classes of shares: Institutional Class, Class I-2, Administrative Class, Class A, Class C and Class T.

(k) Each of PIMCO Emerging Markets Corporate Bond Fund, PIMCO Inflation Response Multi-Asset Fund, PIMCO Long Duration Total Return Fund, PIMCO RAE Fundamental PLUS EMG Fund and PIMCO RAE Low Volatility PLUS EMG Fund shall issue its shares of beneficial interest with respect to up to six classes of shares: Institutional Class, Class I-2, Administrative Class, Class D, Class A and Class C.

(l) PIMCO Moderate Duration Fund shall issue its shares of beneficial interest with respect to up to five classes of shares: Institutional Class, Class I-2, Administrative Class, Class A and Class C.

(m) Each of PIMCO Global Bond Fund (Unhedged) and PIMCO Long-Term Credit Fund shall issue its shares of beneficial interest with respect to up to five classes of shares: Institutional Class, Class I-2, Administrative Class, Class D and Class A.

(n) PIMCO Multi-Strategy Alternative Fund shall issue its shares of beneficial interest with respect to up to five classes of shares: Institutional Class, Class I-2, Class D, Class A and Class C.

(o) Each of PIMCO Extended Duration Fund and PIMCO StocksPLUS® Long Duration Fund shall issue its shares of beneficial interest with respect to up to four classes of shares: Institutional Class, Class I-2, Administrative Class and Class A.

(p) PIMCO Real Return Asset Fund shall issue its shares of beneficial interest with respect to up to four classes of shares: Institutional Class, Class I-2, Administrative Class and Class D.

(q) Each of PIMCO REALPATH® Income Fund, PIMCO REALPATH® 2020 Fund, PIMCO REALPATH® 2025 Fund, PIMCO REALPATH® 2030 Fund, PIMCO REALPATH® 2035 Fund, PIMCO REALPATH® 2040 Fund, PIMCO REALPATH® 2045 Fund, PIMCO REALPATH® 2050 Fund and PIMCO REALPATH® 2055 Fund shall issue its shares of beneficial interest with respect to up to three classes of shares: Institutional Class, Administrative Class and Class A.

(r) Each of PIMCO Low Duration ESG Fund, PIMCO Total Return ESG Fund and PIMCO Total Return Fund II shall issue its shares of beneficial interest with respect to up to three classes of shares: Institutional Class, Class I-2 and Administrative Class.

(s) PIMCO Low Duration Fund II shall issue its shares of beneficial interest with respect to up to two classes of shares: Institutional Class and Administrative Class.

2. Each Series shall be authorized to invest in cash, securities, instruments and other property as described from time to time in the offering materials of the Series (“Eligible Portfolio Instruments”). Each share of beneficial interest of the Series (“Share”) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Series, and shall be entitled to receive their pro rata share of net assets of the Series upon liquidation of the Series, all as provided in the Amended and Restated Declaration of Trust dated November 4, 2014 (“Declaration”).

3. Each Series may pursue its investment objective directly by investment in Eligible Portfolio Instruments or indirectly by investment in one or more underlying investment vehicles or funds that in turn invest in Eligible Portfolio Instruments and whose shares may be offered to other parties as well as to the Series.

4. Shareholders of each Series shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended (“the Act”), the rules thereunder, and the offering materials of the Funds, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of Shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular Series of the Trust, in which case only the shareholders of such Fund shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Series, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Series alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Series entitled to vote on the matter is required.

5. Shares of the Series shall be subject to such selling restrictions, restrictions as to transfer or other terms as shall be established by the Trustees and described in the offering materials for the Series.

6. (a) The assets and liabilities of the Trust shall be allocated among the Series of the Trust as set forth in Section 5.11 of the Declaration.

(b) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected and cause differences in the net asset value attributable to and the dividend, redemption and liquidation rights of, the Shares of different classes.

(c) Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

7. Shares of each class of each Series may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in each Series’ then-current prospectus.

8. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series or class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of such Series or class, provided that such change shall not adversely affect the rights of the Shareholders of such Series or class.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 13th day of February, 2018.

/s/ George E. Borst
George E. Borst

/s/ Jennifer H. Dunbar
Jennifer H. Dunbar

/s/ Brent R. Harris
Brent R. Harris

/s/ Kym M. Hubbard
Kym M. Hubbard

/s/ Gary F. Kennedy
Gary F. Kennedy

/s/ Peter B. McCarthy
Peter B. McCarthy

/s/ Ronald C. Parker
Ronald C. Parker

/s/ Peter G. Strelow
Peter G. Strelow